Exhibit 20(a)


                  Monthly Certificateholders' Statement

                  Sears Credit Account Master Trust II

                  Series 1994-1 Monthly Statement


Distribution Date:January 15, 1999     Due Period Ending: December 1998


Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co.,SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution
Date listed above is set forth below:

1.Payments or Allocations to Series 1994-1 Investors this Due Period

                      Total            Interest        Principal
Series 1994-1

Class A               $34,895,833.33   $3,645,833.33   $31,250,000.00

Class B               $202,395.83      $202,395.83     $0.00

Class C               $3,942,924.38    $0.00           $3,942,924.38


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST         $11,002,879,718.90

Aggregate Investor Interest                          $7,522,609,580.36

Seller Interest                                      $3,480,270,138.54

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                          $7,522,609,580.36

(c)INVESTOR INTEREST BY SERIES
Series 1994-1 Investor Interest                        $706,392,378.10
Series 1995-1 Investor Interest                        $235,295,000.00
Series 1995-2 Investor Interest                        $705,883,000.00
Series 1995-3 Investor Interest                        $588,240,000.00
Series 1995-4 Investor Interest                        $100,091,902.99
Series 1995-5 Investor Interest                        $588,250,000.00
Series 1996-1 Investor Interest                        $588,240,000.00
Series 1996-2 Investor Interest                        $498,316,299.27
Series 1996-3 Investor Interest                        $588,240,000.00
Series 1996-4 Investor Interest                        $588,240,000.00
Series 1996-5 Investor Interest                        $628,931,000.00
Series 1997-1 Investor Interest                        $588,240,000.00
Series 1998-1 Investor Interest                        $588,250,000.00
Series 1998-2 Investor Interest                        $530,000,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1994-1)

Class A Investor Interest                              $593,750,000.00
Class B Investor Interest                               $33,500,000.00
Class C Investor Interest                               $79,142,378.10

TOTAL CLASS INVESTOR  INTEREST                         $706,392,378.10


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                   $734,152,801.05

Principal Receivables Collected                        $551,492,049.35

Finance Charge Receivables Collected                   $182,660,751.70

Recovered Amounts added as Additional Funds             $11,850,564.97



                                                        Additional
                       Finance Charge     Principal     Allocable
                       Collections        Collections   Amounts


(b)ALLOCATION OF
COLLECTIONS WITH
RESPECT TO THE
INVESTOR INTEREST AND
THE SELLER INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage

multiplied by total
Collections received
during the Due Period) $128,635,059.80   $388,376,879.45  $11,850,564.97


Seller Allocation
(Seller Percentage
multiplied by total
Collections received
during the Due Period) $54,025,691.91    $163,115,169.90  $0.00

(c)Group One
Allocation             $128,635,059.80   $388,376,879.45  $11,850,564.97


(d)Series 1994-1
Allocation             $12,475,945.90    $37,667,560.81   $1,149,352.34


(e)Reallocations of
Collections to Series
1994-1 from other series
in Group One and
application of
Charge-Off reimbursements
to Principal payments  $0.00             $0.00            $0.00


4.Information Concerning Controlled Amortization Amount

                           Amount Distributed    Total Distributions
                           this Due Period       through this Due Period

SERIES 1994-1 BY CLASS:

  Class A                       $31,250,000.00        $156,250,000.00

  Class B                       $0.00                 $0.00

  Class C                       $3,942,924.38         $19,714,621.90


5.Investor Charged-Off Amounts
                                                      This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)              $50,086,858.43

(b)Series 1994-1 (the sum of the Class Investor
Charged-Off Amounts for all Classes in Series 1994-1) $4,857,780.90

(c)Series 1994-1 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                            $4,094,084.73

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                               $219,442.94

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                               $544,253.23


6.Investor Losses
                                                          Total

(a)Group  One                                             $0.00

(b)Series 1994-1                                          $0.00

(c)Series 1994-1 By Class:

Class A                                                   $0.00

Class B                                                   $0.00

Class C                                                   $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                   $5,352,254.04

INVESTOR SERVICING FEE

(a)Group One                                          $12,743,705.69

(b)Series 1994-1                                       $1,235,975.50


8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                    20.19%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                               7.86%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)               1.86%

(d)Investor Servicing Fee Percentage(weighted
average of Investor Servicing fees for Series 1994-1)      2.00%

(e)Weighted Average Certificate Rate(weighted average
certificate rates for allclasses of Series 1994-1)         6.23%
(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                 5.96%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                           6.65%

9.Summary Delinquency Aging Information
The  Accounts in the Trust have the following delinquency
distribution (1):
                                            December 1998
Delinquencies as a % of balances (2)
   60 - 89 days past due..........................1.76%
   90 - 119 days past due.........................1.38%
   120 days or more past due......................2.91%
Total Delinquencies                               6.05%

(1) In October 1998, Sears completed the conversion to the Total Systems Services, Inc. ("TSYS") account processing system of approximately 12 % of the accounts in the Sears Portfolio, affecting approximately 14% of the receivable balances in the Trust at the end of the December Due Period. The accounts converted were selected without regard to whether they were in the Trust. The data above excludes Accounts that been converted to TSYS. For a further discussion of Sears change to the new methodology in connection with the conversion of its receivable processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

(2) Under Sears existing receivables processing system, in general, Sears considers an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data above reflect the percentage of account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment and exclude accounts that have been converted to TSYS. The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

Under the new TSYS processing system, Sears determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The following data reflect Accounts for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

   60 - 89 days past due.....................2.55%
   90 - 119 days past due....................1.81%
   120 days or more past due.................4.82%
   Total Delinquencies                       9.18%


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee


                                   By:/s/Janice Ott Rotunno
                                         Janice Ott Rotunno
                                      Vice President and
                                      Assistant Secretary